                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                    ---------------------------------------
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
          ------------------------------------------------------------
                    Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the Com-
                                             mission Only (as permitted by
                  Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                      -------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
     ___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:___________________________

(5)  Total fee paid:____________________________________________________________

[ ]  Fee paid previously with preliminary materials:____________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:____________________________________________________

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:______________________________________________________________

(4)  Date Filed:________________________________________________________________

                                     [LOGO]

                    Notice of Annual Meeting of Stockholders
                          to be held on June 20, 2001
                              ____________________
Boca Raton, Florida
May 5, 2001

To the Stockholders of
ACCESS WORLDWIDE COMMUNICATIONS, INC.:

     The Annual Meeting of the Stockholders of ACCESS WORLDWIDE COMMUNICATIONS, INC. (the "Company") will be held at the executive offices of the Company at 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431, at 11:00 a.m., local time, on Wednesday, June 20, 2001, to consider and act upon the following matters:

     1. To elect six directors as follows: (i) two directors to serve a three-year term, two directors to serve a two-year term, and two directors to serve a one-year term, or (ii) if Proposal Two is not approved, six directors to serve a one-year term;

     2. To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") to provide for the classification of the Company's Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board");

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on May 4, 2001, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

                                   By Order of the Board of Directors,

                                   Richard Lyew

                                   Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             ______________________

                                PROXY STATEMENT
                             ______________________

     This Proxy Statement, which will be mailed commencing on or about May 5, 2001, to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Access Worldwide Communications, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on June 20, 2001, at 11:00 a.m., local time, at the Company's executive offices, and at any adjournment or adjournments thereof, for the purposes set forth in such notice. The Company's executive offices are located at 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431.

     Holders of record of issued and outstanding shares of common stock, $.01 par value per share ("Common Stock"), of the Company, as of May 4, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 9,740,001 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Except as set forth below, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

     Directors of the Company are elected by plurality vote. Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against this proposal. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. Adoption of Proposal Three requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present at the meeting in person or by proxy. For the purpose of determining the vote required for approval of Proposals One and Three, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his/her proxy to vote the proxy as to Proposal One or Three, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

     Any proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the proxy.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Six directors will be elected at the Meeting. If the stockholders approve Proposal Two, the Board of Directors will be divided into three classes with staggered terms of office. The nominating committee of the Company ("Nominating Committee") has determined that the initial classification of the Board will be as follows: (i) the Class I directors, Peter D. Bewley and Lee H. Edelstein, who will serve until the date of the 2002 Annual Meeting of Stockholders; (ii) the Class II directors, Randall J. Lewis and Shawkat Raslan, who will serve until the date of the 2003 Annual Meeting of Stockholders; (iii) and the Class III directors, Michael Dinkins and Liam S. Donohue, who will serve until the date of the 2004 Annual Meeting of Stockholders. At each Annual Meeting after 2001, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. If Proposal Two is not approved, directors elected at the Meeting will serve until the date of the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     All of the nominees are presently serving as directors. In case any of the nominees are unable or decline to serve, such named persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares for the remaining nominees. The Board of Directors has no reason to believe that any person named above will be unable or will decline to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

     It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the election of each of the nominees named above unless otherwise instructed in such proxy.

     Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name of Nominee and                               Shares of Common      Percent
Biographical Information                            Stock Owned         of Class
                                                 Beneficially as of
                                                    May 1, 2001
--------------------------------------------------------------------------------

Peter D. Bewley, age 54, has been a                   36,669 (1)           *
director of the Company since May 1997.
Mr. Bewley has been Senior Vice
President, General Counsel and Secretary of The Clorox Company since February
1998. From May 1994 to February 1998, he was Senior Vice President, General
Counsel and Secretary of NovaCare, Inc.
("NovaCare"), a provider of
comprehensive rehabilitation services.
Prior to joining NovaCare, Mr. Bewley
was employed as an attorney with Johnson
& Johnson for 17 years, most recently as Associate General Counsel. Before that, he served as an associate with the law firm of Wilmer, Cutler & Pickering from
1972 to 1977.

Michael Dinkins, age 47, has been the                 49,110 (2)           *
Chairman of the Board since March 2000,
and a director, as well as President and Chief Executive Officer of the Company since July 1999. Previously, Mr. Dinkins had been the Chief Financial Officer from August 1997 until July 1999. From
May 1996 to August 1997, he was
President of Cadmus Graphic
Communications Group. From September
1993 to May 1996, he was Chief Financial
Officer of Cadmus Communications
Corporation. From 1976 to 1993, he
served in various managerial and
financial positions for General Electric
Company, Inc. Mr. Dinkins currently
serves as a director of the LandAmerica
Financial Group, Inc.

Liam S. Donohue, age 33, has been a                   3,700                *
director of the Company since December
1996. Mr. Donohue is a founding partner
of DHM Arcadia Partners, a private
equity fund investing in the for-profit
education and training industry. From
1995 through 1998, Mr. Donohue was a
principal of Foster Management Company,
a private equity investment firm. In
1994, he was an Associate in the Salomon
Brothers Corporate Finance Group in
London. From 1989 to 1993, he was an
Associate with Booz, Allen and Hamilton,
Inc.'s International Environmental
Management Practice and started Booz,
Allen's office in Budapest, Hungary.

Lee H. Edelstein, age 53, has been a                  201,016            2.0%
director of the Company since October
1997. Mr. Edelstein is the President of
LHE Consulting, Inc., a
business-consulting firm. From January
1997 to May 1999, Mr. Edelstein was
President of the Company's TMS
Professional Markets Group. In 1992, he
founded TeleManagement Services, Inc.
("TMS"), a pharmaceutical and healthcare direct marketing and teleservices company acquired by the Company in January 1997. Prior to founding TMS, Mr.
Edelstein worked for Goldline
Laboratories, a division of IVAX Corp.,
a pharmaceutical company, for eleven
years in various management positions
including Operations Manager, Director
of Marketing and Vice President of

                                                  Shares of Common
                                                    Stock Owned
Name of Nominee and                             Beneficially as of      Percent
Biographical Information                           May 1, 2001          of Class
--------------------------------------------------------------------------------
Marketing and Business Development.

Randall J. Lewis, age 38, has been a                  5,000                *
director of the Company since May 2000.
Since November 1999, Mr. Lewis has
served as Executive Vice President and
Chief Auditor of Wells Fargo & Co.
("Wells Fargo"), a financial services
company. From July 1997 to November
1999, Mr. Lewis served as Vice President of Corporate Development of Wells Fargo.
From 1984 to 1997, Mr. Lewis served in
various finance and operations positions for General Electric Company, most recently as Chief Financial Officer of GE Consumer Financial Services.

Shawkat Raslan, age 49, has been a                    19,003 (3)           *
director of the Company since May 1997.
Since June 1983, Mr. Raslan has served
as President and Chief Executive Officer of International Resources Holdings,
Inc., an asset management and investment advisory service for international clients. Prior thereto, he served as Vice President of Trans Arabian
Investment Bank in Bahrain from 1980 to
1983. From 1976 to 1980, Mr. Raslan was
a liaison officer and engineer for
Turner International, a construction
management company. He currently serves
as a director of Tiedemann Investment
Group, Parisco Ltd., St. James's Club
Antigua, and Integra, Inc. Mr. Raslan is the managing partner of Prima Partners
LP and Links Venture Partners LP.

* Less than one percent. As of May 1, 2001, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.
(1) Includes 25,669 shares of Common Stock presently issuable upon exercise of options and 2,003, which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(2) Includes 42,110 shares of Common Stock presently issuable upon exercise of options and 85,082, which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(3) Includes 4,003 shares of Common Stock presently issuable upon exercise of options and 23,670, which were surrendered pursuant to a Repricing Program dated March 27, 2001.

     During the fiscal year ended December 31, 2000, the Board of Directors met eight times. All of the incumbent directors attended more than 75% of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors.

     The Board has a compensation committee ("Compensation Committee"), an audit committee ("Audit Committee"), a capital and finance committee ("Capital and Finance Committee") and the Nominating Committee.

     The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an officer of the Company. The current members of the Compensation Committee are Shawkat Raslan, Peter D. Bewley, Liam S. Donohue and Randall J. Lewis. The Compensation Committee has a stock option subcommittee ("Stock Option Subcommittee"). The members of the Stock Option Subcommittee are Peter D. Bewley, Randall J. Lewis and Shawkat Raslan. The Stock Option Subcommittee administers the Company's stock option plan ("Stock Option Plan") and determines the persons who are to receive options, the number of shares subject to each option and the terms, including the exercise price, of such options. The Compensation Committee met twice in 2000.

     The members of the Audit Committee are Peter D. Bewley, Liam S. Donohue, Randall J. Lewis and Shawkat Raslan. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the scope of their examination of the Company's financial statements, the adequacy of internal accounting controls and otherwise performs the duties described in the Audit Committee charter, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee met seven times during 2000.

     The members of the Capital and Finance Committee are Liam S. Donohue, Lee
H. Edelstein and Randall J. Lewis. The Capital and Finance Committee reviews the financial condition of the Company so as to counsel the Board on the total financial resources, strength and capabilities of the Company and is authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $1,000,000. The Capital and Finance Committee met four times in 2000.

     The members of the Nominating Committee are Lee H. Edelstein, Peter D. Bewley and Shawkat Raslan. The Nominating Committee is authorized to review, approve and recommend to the Board persons for election as directors. The Nominating Committee met once during 2000. In addition, the Nominating Committee will consider written nominations by stockholders, which are submitted to the Chairman of the Nominating Committee and addressed in care of the Secretary, Access Worldwide Communications, Inc., 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431.

Compensation of Directors

     Non-management directors of the Company receive an annual retainer of $15,000, excluding the Chairman. A non-management Chairman would be entitled to receive an annual retainer of $17,500. In addition, non-management directors of the Company receive fees of $1,000 for each meeting attended in person, $500 for each committee meeting attended on a day other than the day of a full Board of Directors meeting and $500 for each Board of Directors or committee meeting attended via teleconference. New non-management directors of the Company receive options to purchase 10,000 shares of Common Stock at the closing price on the day they are elected while existing non-management directors receive options to purchase 5,000 shares of Common Stock on each annual meeting date. These stock options vest evenly over three years. In addition, in the event that the Chief Executive Officer is awarded a 100% bonus payment with respect to any fiscal year, each non-management director receives an additional option to purchase 5,000 shares of Common Stock on the date that bonus payment is approved. Directors who are officers of the Company do not receive any additional compensation for serving on the Board. Directors are reimbursed for out-of-pocket expenses related to their duties.

     Peter D. Bewley, Liam S. Donohue, Lee Edelstein and Shawkat Raslan were each granted options to purchase 5,000 shares of Common Stock on February 29, 2000 and Randall J. Lewis was granted an option to purchase 10,000 shares of Common Stock on May 30, 2000.

                               EXECUTIVE OFFICERS

     The Company's executive officers and their ages are as follows:

Name                      Age     Position
----                      ---     --------
Michael Dinkins           47      Chairman of the Board, President and
                                  Chief Executive Officer
John Hamerski             49      Executive Vice President and Chief Financial
                                  Officer
Joseph Macaluso           60      Executive Vice President of Sales
Barbara Monaghan          43      Senior Vice President and Chief Operating
                                  Officer - AM Medica Communications Group
Robert Regazzi            62      Senior Vice President and Chief Operating
                                  Officer - Phoenix Marketing Group
Bernard Tronel            43      Senior Vice President and Chief Operating
                                  Officer - Teleservices Group


     Below is a summary of the business experience of each of the executive officers. The business experience of Mr. Dinkins appears under the caption "Proposal One - Election of Directors" above.

John Hamerski has been Executive Vice President and Chief Financial Officer of Access Worldwide since July 2000. He joined the Company in November 1997 as Senior Vice President, Financial Planning and Analysis. From March 1995 to November 1997, he worked at Cadmus Communications Corporation, a printing and communications company, his most recently position as Vice President and Chief Financial Officer for Cadmus Interactive.

Joseph Macaluso has been the Executive Vice President of Sales for the Company's Phoenix Marketing Group since January 2001. For the year 2000, Mr. Macaluso held the position of Executive Vice President of Sales for the Company. Earlier in his career Mr. Macaluso was responsible for product development, sales, marketing and customer and industry relations of the Phoenix Marketing Group, a company he co-founded in 1983 that was acquired by Access Worldwide in 1997.

Robert Regazzi has been Senior Vice President of Access Worldwide and Chief Operating Officer of the Company's Phoenix Marketing Group since December 1999. He joined Access Worldwide in September 1998 in the then newly created role of Senior Vice President and General Manager of the Company's Phoenix Marketing Group. From June 1996 to August 1998, Mr. Regazzi was President and Chief Executive Officer of Product Knowledge Systems, Inc., a training and education company, where he developed operating, sales, finance, administration and research and development infrastructures.

Bernard Tronel has been Senior Vice President of Access Worldwide and Chief Operating Officer of the Company's Teleservices Group since April 1999. From May 1996 to March 1999, he was Vice President and General Manager for the ICT Group, a teleservices company, where he oversaw five call centers generating 100,000 hours of call production each month. From October 1994 to May 1996, he was Worldwide Director of Telemarketing for the Franklin Mint, a creator and supplier of collectibles. In that position, he oversaw call centers that employed more than 1,200 employees and opened an office in London.

Barbara Monaghan has been Senior Vice President of Access Worldwide and Chief Operating Officer of the Company's AM Medica Communications Group since November 2000. From October 1993 to October 1998, Ms. Monaghan was Vice President and Client Services Director of AM Medica Communications Ltd., and continued in such position through November 2000 after the Company purchased AM Medica Communications Ltd. in October 1998.

Executive Compensation

     The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998, concerning the compensation of the Company's Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                               Long Term
                                 --------------------------------------------------           Compensation Award
                                                                                     ------------------------------------
                                                                         Other          Securities
                                                                         Annual         Underlying           All Other
                                 Year   Salary      Bonus             Compensation        Options          Compensation
 Name and Principal Position              ($)        ($)                   ($)              (#)                ($)(1)
-------------------------------------------------------------------------------------------------------------------------
Michael Dinkins, Chairman,       2000  $292,315   $100,000                    __               10,000             $ 1,450
 President and Chief Executive   1999   238,000         __               $55,566(2)           200,000               4,049
 Officer                         1998   200,000     80,000                    __               75,000               1,309


John Hamerski, Executive Vice    2000   142,000     50,000                    __               26,500                 505
 President and Chief Financial   1999   115,000     20,000                43,541(3)             2,000                 505
 Officer                         1998    95,000     21,500                29,482(3)            12,500                 505


Joseph Macaluso, Executive       2000   248,205     50,000                 8,400                4,000              14,644
 Vice President of Sales         1999   163,455         __                 8,400                2,000              12,038
                                 1998   149,994         __                 8,400                   __              12,500

Barbara Monaghan, Senior Vice    2000   212,235         __                    __                1,500                  __
 President and Chief Operating   1999   170,135         __                    __                3,000                  __
 Officer - AM Medica             1998   109,000         __                    __                   __                  __
 Communications Group(4)


Robert Regazzi, Senior Vice      2000   205,620     63,600                    __                4,000               5,815
 President and Chief Operating   1999   158,990     20,147                    __                2,000               2,878
 Officer - Phoenix Marketing     1998    48,459     10,000                50,000(6)            50,000                  __
 Group(5)


Bernard Tronel, Senior Vice      2000   218,021     58,450                 6,000                4,000               2,430
 President and Chief Operating   1999   124,217     20,000                30,000(8)            15,000               1,569
 Officer-Teleservices Group(7)   1998        __         __                    __                   __                  __


(1) Includes contributions made by the Company on behalf of the Named Executive Officers to the Company's 401(k) plan, medical and dental insurance plans, term life/disability insurance plans and other benefits.
(2)  Mr. Dinkins received $55,566 in moving expenses in 1999.
(3) Mr. Hamerski received $29,482 and $43,541 in moving expense in 1998 and 1999, respectively.
(4) Appointed Chief Operating Officer of AM Medica Communications, Inc. on November 17, 2000.
(5)  Mr. Regazzi's employment commenced on September 1, 1998.
(6)  Mr. Regazzi received $50,000 in moving expenses in 1998.
(7)  Mr. Tronel's employment commenced on February 22, 1999.
(8) Mr. Tronel received $25,000 in moving expenses and $5,000 automobile allowance in 1999.

     The following table sets forth the grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000. The amounts shown for each of the Named Executive Officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions.

                     Option Grants in the Fiscal Year Ended
                               December 31, 2000

                                                                                                       Potential Realizable
                                                        Individual Grants                                Value at Assumed
                                                        -----------------                                     Annual
                                       Number of        % of Total                                     Rates of Stock Price
                                       Securities        Options                                         Appreciation for
                                       Underlying       Granted to      Exercise                           Option Term
                                        Options         Employees       Price or                  ---------------------------
Name                                    Granted         in Fiscal         Base        Expiration          5%           10%
                                          (#)             Year           ($/Sh)          Date             ($)           ($)
-----------------------------------------------------------------------------------------------------------------------------
Michael Dinkins, Chairman,                   10,000            4.87%        $2.375         2/29/10      $14,936       $37,851
 President and Chief Executive
 Officer

John Hamerski, Executive Vice                 1,500            0.73%        $2.375         2/29/10        2,240         5,678
 President and Chief Financial               25,000           12.17%        $1.250         8/18/10       19,653        49,804
 Officer

Joseph Macaluso, Executive Vice               4,000            1.95%        $2.375         2/29/10        5,974        15,141
 President of Sales

Barbara Monaghan, Senior Vice                 1,500            0.73%        $2.375         2/29/10        2,240         5,678
 President and Chief Operating
 Officer - AM Medica
 Communications Group

Robert Regazzi, Senior Vice                   4,000            1.95%        $2.375         2/29/10        5,974        15,141
 President and Chief Operating
 Officer - Phoenix Marketing Group

Bernard Tronel, Senior Vice                   4,000            1.95%        $2.375         2/29/10        5,974        15,141
 President and Chief Operating
 Officer - Teleservices Group


     The following table sets forth the number and value, net of exercise price, of shares of Common Stock acquired upon exercise of options on the date of exercise by the Named Executive Officers during the fiscal year ended December 31, 2000, and the number and value of options held by such Named Executive Officers at December 31, 2000.

                 Aggregate Option Exercises in the Fiscal Year
           Ended December 31, 2000 and Fiscal Year End Option Values


                                                     Number of Securities Underlying
                                                               Unexercised                 Value of Unexercised
                                                                Options at                 In-the Money Options
                              Shares                         Fiscal Year-End              At Fiscal Year-End (1)
                             Acquired      Value    --------------------------------------------------------------
                           on Exercise   Realized
          Name                 (#)          ($)       Exercisable      Unexercisable    Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------
Michael Dinkins,                    __         __           127,192            242,808           __             __
 Chairman, President and
 Chief Executive Officer
John Hamerski, Executive            __         __             7,208             33,792           __             __
 Vice President and
 Chief Financial Officer
Joseph Macaluso,                    __         __             7,201             10,799           __             __
 Executive Vice
 President of Sales
Barbara Monghan, Senior             __         __             1,102              3,398           __             __
 Vice President and
 Chief Operating
 Officer - AM Medica
 Communications Group


Robert Regazzi, Senior              __         __            21,228             34,772           __             __
 Vice President and
 Chief Operating Officer
 - Phoenix Marketing
 Group
Bernard Tronel, Senior              __         __             5,808             13,192           __             __
 Vice President and
 Chief Operating Officer
 - Teleservices Group

__________
(1) In-the-money options are those options where the then fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.

Employment Arrangements


     The Company has entered into employment arrangements with the Named Executive Officers, as described below. All of those arrangements provide for, among other things (i) non-compete and non-disclosure agreements; and (ii) other than in Mr. Regazzi's and Mr. Tronel's employment agreements, the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him for the period of time set forth therein. Each agreement also provides for health insurance and other benefits.

     The Company entered into a four-year employment agreement, effective as of July 29, 1999, with Michael Dinkins, the Chairman of the Board, President and Chief Executive Officer, which is automatically renewable for successive one-year terms unless either party provides at least 180 days prior written notice of an intention not to renew the agreement. The agreement, as amended on December 21, 2000, provides for, among other things, Mr. Dinkins to receive an initial annual base salary of $300,000, plus an annual incentive bonus of up to 50% of his then current annual base salary based upon the achievement of certain quantitative and qualitative goals to be mutually agreed upon by Mr. Dinkins and
the Compensation Committee.   In addition, Mr. Dinkins is eligible to receive
merit increases in his annual base salary as determined by the Compensation Committee. Mr. Dinkins' current annual base salary is $318,000. In the event that the Company exceeded the earnings before interest, taxes, depreciation, and amortization ("EBITDA") target set by Mr. Dinkins and the Compensation Committee by at least 25% for the year ended December 31, 2000, Mr. Dinkins' would be entitled to receive a bonus equal to 100% of his then current annual base salary; provided, however, that such bonus would be prorated between 50% and 100% of his then current annual base salary in the event the Company exceeded its EBITDA target by less than 25%. In connection with the agreement, Mr. Dinkins was granted a ten-year option to purchase 200,000 shares of the Common Stock, which option vests equally over five years. The agreement also provides for the payment to Mr. Dinkins of certain moving and relocation expenses. If Mr. Dinkins' employment is (i) terminated without cause, or (ii) terminated within two years after a change of control (as defined therein), with specified exceptions, he is entitled to receive an amount equal to twice his then current annual base salary. In addition, if Mr. Dinkins' employment is terminated without cause he is entitled to receive a pro rata share of the total amount of the bonus that he would otherwise be entitled to for the year in which the termination occurs as if he had met all of the established target goals for that year.

     The Company entered into a three-year employment agreement, effective as of December 5, 2000, with John Hamerski, Executive Vice President and Chief Financial Officer, which provides for, among other things, Mr. Hamerski to receive an initial annual base salary of $180,000, plus an annual incentive bonus of up to 40% of his then current annual base salary based upon the achievement of quantitative and qualitative goals established by the Chief Executive Officer of the Company. In addition, Mr. Hamerski is eligible to receive merit increases in his annual base salary as determined by the Chief Executive Officer. Mr. Hamerski's current annual base salary is $180,000. If Mr. Hamerski's employment is terminated within two years after a change of control (as defined therein), with specified exceptions, he is entitled to receive (i) an amount equal to his then current annual base salary, and (ii) a bonus of 40% of his then current annual base salary, prorated to the date of termination; provided, that the target goals established by the Chief Executive Officer have been met or are reasonably on track to be met. If Mr. Hamerski's employment is terminated without cause and he is not otherwise entitled to the termination payment described above, he is entitled to receive continuing payments of his then current annual base salary for a period of one year.

     The Company entered into a five-year employment agreement, effective as of October 17, 1997, with Joseph Macaluso, Executive Vice President of Sales of the Phoenix Marketing Group ("Phoenix "), which provides for, among other things, Mr. Macaluso to receive an initial annual base salary of $150,000, plus an annual incentive bonus of up to 20% of his then current annual base salary based upon the achievement by Phoenix of certain financial performance goals established by the Chief Executive Officer of the Company. In addition, Mr. Macaluso is eligible for merit increases in his annual base salary as determined by the Chief Executive Officer. For the year 2000, Mr. Macaluso held the position of Executive Vice President of Sales of the Company. Mr. Macaluso's current annual base salary is $215,000. Under the agreement, Mr. Macaluso was granted an option to purchase 12,000 shares of the Common Stock, which vests equally over two years. If Mr. Macaluso's employment is terminated without due cause and provided that his employment is not terminated due to death or disability, he is entitled to receive continuing payments of his then current annual base salary for a period ending on the earlier of (i) the scheduled expiration date of the term of the agreement, or (ii) six months following the date of termination.

     The Company entered into an employment agreement, effective as of March 29, 1999, with Bernard Tronel, Senior Vice President and General Manager of the Company's TMS Professional Markets Group ("TMS"). The agreement provides for an initial annual base salary of $175,000, plus an annual incentive bonus of up to 40% of Mr. Tronel's then current annual base salary based upon the attainment of certain qualitative and quantitative goals established by Mr. Tronel and the President of the TMS . Under the agreement, Mr. Tronel was granted an option to purchase 10,000 shares of the Common Stock, which vests equally over five years. The agreement also provides for the payment to Mr. Tronel of certain moving expenses. Under the agreement, if Mr. Tronel's employment is terminated without cause or involuntarily, whether or not due to a change of control (as defined in the agreement), Mr. Tronel will be entitled to receive an amount equal to one-half of his then current annual base salary plus an amount equal to one month of his then current annual base salary for each year of service with the Company, the total payments of which are not to exceed twelve months of his then current annual base salary. Mr. Tronel was promoted to Senior Vice President and Chief Operating Officer of the Teleservices Group in 1999 and his current annual base salary is $200,000.

     The Company has entered into an employment arrangement, effective as of September 1, 1998, with Robert Regazzi, Senior Vice President and General Manager of the Company's Phoenix Marketing Group ("PMG"). The agreement provides for an initial annual base salary of $150,000, plus an annual incentive bonus between $5,000 and $10,000 based upon the attainment of certain short-term goals established by Mr. Regazzi and the President of the PMG. In addition, under this agreement, Mr. Regazzi was granted an option to purchase 50,000 shares of the Common Stock, which vests equally over five years. The agreement also provides for the payment to Mr. Regazzi of $50,000 for moving expenses. Under the agreement, if Mr. Regazzi's employment is terminated during the first three years for any reason other than criminal behavior or gross misconduct, Mr. Regazzi will be entitled to receive an amount equal to six months of his then current annual base salary. Mr. Regazzi was promoted to Chief Operating Officer of PMG in 1999 and his current annual base salary is $212,000.

     The Company has entered into a five-year employment arrangement, effective as of April 12, 1999, with Barbara Monaghan, Vice President and Client Services Director of the Company's AM Medica Communications Group ("AM Medica"). The agreement, as amended on November 17, 2000, provides for Ms. Monaghan to be the Senior Vice President and Chief Operating Officer of AM Medica, at an initial annual base salary of $200,000, subject to annual review, plus commission payments based on gross sales in an amount ranging from 2% to 6.5% of gross sales. In addition, under this agreement, Ms. Monaghan was granted an option to purchase 10,000 shares of Common Stock, which vests equally over five years, as well as additional options to purchase 4,000 shares of Common Stock annually thereafter. Under the agreement, if Ms. Monaghan's employment is terminated by the Company during the five-year term for any reason other than cause, Ms. Monaghan will be entitled to receive an amount equal to three months of her then current annual base salary plus an amount equal to two months of her then current annual base salary for each year of service with the Company, the total payments of which are not to exceed twelve months of her then current annual base salary. Ms. Monaghan's current annual base salary is $200,000.

                               PERFORMANCE GRAPH

     The Company's Common Stock began trading on the Nasdaq National Market System on February 13, 1998 when its initial public offering commenced. The following performance graph shows the total return to stockholders of an investment in the Company's Common Stock as compared to the cumulative total return of (i) the Nasdaq Index, (ii) the Company's peer group index used in its 1999 Proxy Statement ("Old Peer Group Index"), and (iii) the Company's peer group index used this year's Proxy Statement ("New Peer Group Index"), for the period commencing February 13, 1998 and ending December 31, 2000. The graph assumes that $100 was invested on February 13, 1998 in each of the Company's Common Stock, the Nasdaq Index, the companies listed in the Old Peer Group Index and the companies listed in the New Peer Group Index (on a weighted market value basis) and that all dividends were reinvested.

     This year, the companies comprising the Old Peer Group Index were changed. Applied Analytical Industries, Inc., currently known as aaiPharma, Inc., has restructured its business and the Company believes that its business is no longer comparable to that of the Company. Snyder Communications, Inc. was acquired by Havas Advertising in September 2000 and was subsequently de-listed from the New York Stock Exchange. As a result, the Company added Catalina Marketing Corporation and Quintiles Transnational Corp. to comprise the New Peer Group Index. The Company believes that the businesses conducted by these two companies are comparable to the Company's business.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE NASDAQ INDEX, THE OLD PEER GROUP INDEX(1), THE NEW PEER GROUP INDEX(2)
                   AND ACCESS WORLDWIDE COMMUNICATIONS, INC.

                                    [GRAPH]

                                 [PLOT POINTS]

                         02/13/98       12/31/98       12/31/99      12/31/00
                         --------       --------       --------      --------
AWWC                     $100.000       $ 69.792       $ 19.792         5.208
New Peer Group           $100.000       $269.420       $140.901       142.127
Old Peer Group           $100.000       $103.521       $ 70.141        75.911
Nasdaq Composite Index   $100.000       $128.196       $237.913       144.439

                                             2/13/1998        12/31/98           12/31/1999          12/31/2000
                                            ----------       ---------          -----------         -----------
NASDAQ Index                                $      100       $     129          $       238         $       144
Old Peer Group Index                        $      100       $     104          $        70         $        76
New Peer Group Index                        $      100       $     269          $       141         $       142
Access Worldwide Communications, Inc        $      100       $      70          $        20         $         5

(1) Companies in the Old Peer Group Index are as follows: Applied Analytical Industries, Inc currently known as aaiPharma, Inc., Boron, LePore & Associates, Inc., Parexel International Corporation, and Snyder Communications, Inc.

(2) Companies in the New Peer Group Index are as follows: Boron, LePore & Associates, Inc., Catalina Marketing Corporation, Parexel International Corporation, and Quintiles Transnational Corp.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee and the Stock Option Subcommittee (collectively, the "Committee"), are composed of four outside directors and three outside directors, respectively, and are responsible for administering the Company's executive compensation program.

     The Company's executive compensation program is intended to attract, motivate and retain key executives who are capable of leading the Company effectively and fostering its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. The Committee's compensation philosophy is based upon the belief that success of the Company results from the coordinated efforts of all Company employees working as a team to achieve objectives of providing superior services to the Company's clients and maximizing the Company's value for the benefit of its stockholders.

     The Committee reviews significant qualitative components in evaluating the individual performance of each executive officer. These components include such executive officer's leadership, teambuilding and motivational skills, adaptability to rapid change, and ability to assimilate new technical knowledge to meet the demands of the Company's clients. In this qualitative evaluation, the Committee exercises its collective judgment as to the executive officer's contributions to the growth and success of the Company during the prior year and the expected contributions of such executive officer in the future.

     Base Salary: Base salary is determined by level of responsibility and individual performance as well as by the need to provide a competitive package that allows the Company to attract and retain key executives. After reviewing individual and Company performance, the Chief Executive Officer makes recommendations to the Compensation Committee concerning each executive officer's base salary. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations.

     Executive Bonuses: Bonuses provide the opportunity for executive officers to earn as additional compensation, a percentage of the executive officer's annual base salary by achieving the Company's strategic and financial performance goals. The bonuses based on achievement of the goals are established by the Chief Executive Officer and reviewed and approved by the Compensation Committee.

     The key components in determining the amount of such bonuses include the financial performance of the Company and the progress of the Company in achieving its long-term strategic objectives. The judgment of each member of the Compensation Committee and the Chief Executive Officer, in the case of other executive officers, as to the impact of the individual or the support of the individual to their teams on the financial performance and strategic progress of the Company also are considered.

     Stock Options: The Stock Option Plan is administered by the Stock Option Subcommittee. The Stock Option Subcommittee consists of Peter D. Bewley, Randall J. Lewis and Shawkat Raslan.

     The Board of Directors and Stock Option Subcommittee believe that long-term incentive compensation in the form of stock options is the most effective way of making executive compensation dependent upon increases in shareholder value. In addition, the Stock Option Subcommittee believes that stock option grants are an effective means of attracting and retaining qualified key executives, an essential element in the Company's highly regulated and client relationship-driven industry. The Company's Stock Option Plan provides the means through which executives can build an investment in Common Stock which aligns such executive officers' economic interest with the interest of stockholders.

     The exercise price of each option has been the market price of the Common Stock on the date of grant. The grants provide for a delayed vesting period and have a ten-year term. The Committee believes that stock options give the executive officers incentives throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders both on the long-term, as well as a short-term basis.

     In determining the number of option shares to grant to executive officers, the Committee considers the same factors as it does in determining the other components of compensation. The recommendation of the Chief Executive Officer is significant in determining awards to persons other than himself.

Decisions Regarding 2000 Compensation: The Company reorganized, downsized several operations and implemented a six-month delay in salary increases. The Company's performance for the year 2000 included an EBITDA increase of 89% or $3.2 million and a reduction in the Company's debt by $8.8 million. In addition, the Company retained all its key clients, formed several strategic alliances and successfully completed the sale of the Plano, Texas communications center. With respect to non-financial performance, management continued to implement its leadership model, which embodies principled-centered leadership that addresses clients, associates and the community.

     Based upon the attainment of the above quantitative financial performance, the Compensation Committee awarded bonuses for 2000 to the Named Executive Officers, excluding Mr. Dinkins, which were primarily within 50% to 75% of targeted bonus amount.

     Mr. Dinkins' compensation award was based upon the Compensation Committee's assessment of the Company's financial performance as outlined above and its non-financial performance against criteria that were established at the beginning of fiscal year 2000.

     Mr. Dinkins salary increase was delayed six months and he received a 6% base salary increase. Mr. Dinkins was awarded a bonus of $100,000 or 64% of his targeted bonus amount. Mr. Dinkins also received his targeted long-term incentive of 10,000 stock options, which were granted at fair market value on February 29, 2000.

     Deductibility of Executive Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1 million to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to conform its executive compensation arrangements with such requirements.

     The Compensation Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executive officers who will maximize value for the Company's stockholders.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Shawkat Raslan
                                          Peter D. Bewley
                                          Liam S. Donohue
                                          Randal J. Lewis

                          REPORT OF THE AUDIT COMMITTEE

     On June 13, 2000, the Board of Directors adopted an Audit Committee Charter under which the Audit Committee operates. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     In fulfilling its responsibilities, the Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP their independence from the Company and has considered whether the provision of non-audit services to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Peter D. Bewley
                                          Liam S. Donohue
                                          Randall J Lewis
                                          Shawkat Raslan

Audit Fees

     PricewaterhouseCoopers LLP, advised the Audit Committee that it provided $180,000 of audit services to the Company during the Company's fiscal year ended December 31, 2000.

All Other Fees

     PricewaterhouseCoopers LLP, advised the Audit Committee that it provided $14,000 of other services to the Company during the Company's fiscal year ended December 31, 2000. Other services include (i) audit of the Company's 401(k) plan, and (ii) evaluating the effects of various accounting issues and changes in professional standards on the Company's financial statements. PricewaterhouseCoopers LLP advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, PricewaterhouseCoopers LLP has confirmed that it was an independent accountant with respect to the Company within the meaning of the Exchange Act (as defined below) administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended

December 31, 2000, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Lee H. Edelstein

     TLM Holdings Corp., a wholly-owned subsidiary of the Company ("TLM Holdings"), Mr. Lee H. Edelstein, a director of the Company, and TeleManagement Services, Inc. ("TeleManagement"), which was then owned primarily by Mr. Edelstein, entered into an agreement dated January 1, 1997, as subsequently amended ("TeleManagement Agreement"), whereby TLM Holdings purchased substantially all of the assets of TeleManagement. The purchase price for the assets was as follows: (i) $6,500,000 in cash, (ii) the issuance by TLM Holdings of a 6% convertible subordinated promissory note (current interest rate is 10% due to a default under such note by TLM Holdings), in the principal amount of $1,300,000, which was subsequently assigned by TeleManagement to Mr. Edelstein, payable in the following manner: (i) all unpaid accrued interest is payable on January 15th of each year, commencing on January 15, 1998, until the note is paid in full, and (ii) the principal amount is payable in three equal installments of $433,334 on January 15, 1998, January 15, 1999 and on the date which is ten days following the date of the payment in full of all amounts owed by the Company to Bank of America, N.A. under the Company's Credit Agreement with Bank of America, N.A.; and (iii) certain additional contingent payments of cash and common stock of TLM Holdings payable to Mr. Edelstein over a three-year period dependent upon the achievement of certain financial and operational goals. In 2000, Mr. Edelstein received contingent payments of $1,223,873 based on the TMS Professional Marketing Group's 1999 financial and operational goals.

     Mr. Edelsteinentered into a consulting agreement, effective May 10, 1999, with TLM Holdings, to provide consulting services with respect to marketing and sales activities, and to support the executive management of the TMS . The agreement, as subsequently amended, provides for, among other things, (i) a term through December 31, 2002, (ii) Mr. Edelstein to devote 20% of his business time (not less than four days per month) to provide the required services, and (iii) the payment of $75,000 annually to Mr. Edelstein.

Agreements with Ann M. Holmes

     The Company, Ms. Holmes and AM Medica Communications, Ltd., which was then owned primarily by Ms. Holmes ("AM Medica") entered into an agreement dated October 24, 1998, ("AM Medica Agreement"), whereby the Company purchased all of the the issued and outstanding shares of AM Medica. The purchase price for the shares was as follows: (i) $20,000,000 in cash, (ii) the issuance by the Company of a 6.5% subordinated promissory note in the original principal amount of $5,500,000, as amended to decrease the principal amount to $5,219,000, payable in the following manner: (a) consecutive monthly payments of $150,000 payable on the first day of each month, (b) two additional payments of $250,000 each, payable on May 25, 2000 and October 25, 2000, and (c) the remaining principal amount and any outstanding accrued and unpaid interest thereon, payable on October 1, 2003; and (iii) certain additional contingent payments of cash and common stock of the Company payable to Ms. Holmes over a three-year period dependent upon the achievement of certain financial and operational goals. In 2000, Ms. Holmes received payments of $1,850,000 pursuant to the Subordinated Promissory Note..

     Additionally, effective February 14, 2001, the Company entered into a consulting agreement with Ms. Holmes to provide consulting services and support to AM Medica. The agreement provides for, among other things, (i) a term through December 31, 2003, and (ii) the payment of a consulting fee of $15,000 per month to Ms. Holmes.

Lease Agreement

     PM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("PM"), has entered into a 10-year triple net lease agreement with Phoenix Realty Partners, a New Jersey Partnership ("Phoenix Realty"), which is comprised of Joesph Macaluso, and Douglas Rebak, a former officer of the Company. , whereby PM is leasing an aggregate of approximately 102,000 square feet of combined office, warehouse and mezzanine space for an aggregate base rent of $662,860 per year during years 1 through 5 of the term, and $786,760 per year during years 6 through 10.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the shares outstanding of Common Stock (based on a review of filings with the Securities and Exchange Commission); (ii) each Named Executive Officer; and
(iii) all of the Company's current directors and executive officers as a group. The beneficial ownership of the Company's Common Stock with respect to the directors and Mr. Dinkins appears under the caption "Proposal One - Election of Directors" above. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

                                                 Amount and Nature of
    Name and Address of Beneficial Owner         Beneficial Ownership             Percent of Class
-------------------------------------------------------------------------------------------------------------
John Hamerski, Executive Vice President and             2,201(1)                        *
 Chief Financial Officer
Joseph Macaluso, Executive Vice President of          177,264(2)                       1.8%
 Sales
Robert Regazzi, Senior Vice President and              30,401(3)                        *
 Chief Operating Officer - Phoenix Marketing
 Group

Bernard Tronel, Senior Vice President and               3,003(4)                        *
 Chief Operating Officer - Teleservices Group

All directors and executive                           527,367(5)                       5.3%
   officers as a group
   (thirteen persons)
Compania Financiera Tassarina S.A.                    551,130(6)                       5.6%
8 Calle Aquilino de la Guardia
Panama City, Panama

__________________

  *  Less than one percent.

(1) Includes 701 shares of Common Stock presently issuable upon exercise of options and 12,500 options of which 6,507 were vested which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(2) Includes1,201 shares of Common Stock presently issuable upon exercise of options, 10,000 shares owned by Mr. Macaluso's spouse and 12,000 options of which 6,000 were vested which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(3) Includes 401 shares of Common Stock presently issuable upon exercise of options and 54,000 options of which 20,827 were vested which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(4) Includes 1,003 shares of Common Stock presently issuable upon exercise of options and 14,000 options of which 4,805 were vested which were surrendered pursuant to a Repricing Program dated March 27, 2001.
(5) Includes 75,789 shares of Common Stock presently issuable upon exercise of options and 362,000 options of which 185,549 were vested which were surrendered pursuant to a Repricing Program dated March 27, 2001.

(6) According to a Schedule 13D, dated September 17, 1999, filed by Compania Financiera Tassarina, S.A. ("Compania"), Compania has sole voting and no dispositive power over all 551,130 shares and Charles Henri Weil has no voting power and sole dispositive power over all 551,130 shares.

                                  PROPOSAL TWO
   APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
             PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS.

General Information on the Amendment

     The Board has unanimously approved and recommended that the stockholders of the Company approve an amendment to the Company's Certificate of Incorporation. The proposed amendment provides for the classification of the Board into three classes of directors with staggered terms of office (the "Amendment"). A copy of the Amendment is attached to this Proxy Statement as Appendix B.

     Delaware law permits the Company to include a provision in its Certificate of Incorporation that provides for a classified board of directors with staggered three-year terms. Absent such a provision, Delaware law provides that all directors serve a one-year term and until their successors are duly elected and qualified. The Amendment provides that directors will be classified into three classes, as nearly equal in number as possible. The initial terms of one class will expire at the Company's 2002 annual meeting, the initial terms of the second class will expire at the Company's 2003 annual meeting, and the initial terms of the third class will expire at the Company's 2004 annual meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, and until their successors have been duly elected and qualified. Under Delaware law, directors chosen to fill vacancies on the classified board would hold office until the next stockholders meeting at which directors were elected, even if a new director was filling an unexpired term in a class with more than one year remaining in its term.

     If the Company's stockholders adopt the Amendment, the election procedure described above would be implemented in connection with the elections at the Meeting and would be applicable to every future election of directors. If the Company's stockholders do not adopt the Amendment, six directors will be elected to serve a one-year term until the Company's 2002 Annual Meeting of Stockholders. The Company's Certificate of Incorporation does not authorize cumulative voting for directors, and the Amendment would not change the requirement that any directors standing for election must be elected by a plurality of votes cast.

     The proposal is not intended as a takeover-resistive measure in response to a specific threat, but rather is being recommended to assure fair treatment of the Company's stockholders in takeover situations. Although the Board may review other possible anti-takeover programs, the Board has no present intention of proposing additional amendments to the Certificate of Incorporation that would affect the ability of a thirdparty to change control of the Company.

Advantages of the Amendment

     The Board has observed that certain tactics, including the accumulation of substantial stock positions as a prelude to an attempted takeover or significant corporate restructuring, have become relatively common in corporate takeover practice. The Board is of the opinion that such tactics can be highly disruptive to a company and can result in dissimilar treatment of a company's stockholders. The Amendment will, by making it more time consuming and difficult for a substantial stockholder or stockholders to gain control of the Board without its consent, ensure some continuity in the management of the business and affairs of the Company and provide the Board with sufficient time to review both takeover proposals and appropriate alternatives. The Board also believes that the Amendment will serve to encourage any person intending to attempt a takeover to negotiate in advance with the Board, which in turn would allow the Board to protect better the interests of the Company's stockholders.

Disadvantages of the Amendment

     Stockholders should be aware that the proposed classified board will extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company, even if such a bid might be deemed by stockholders to be in their best interests. If the Company's stockholders approve the Amendment, it will take at least two annual meetings for a majority of stockholders to effectuate a change in control of the Board. Currently, a majority of stockholders could effectuate a change in control of the Board at one stockholder meeting. Because of the additional time required to change control of the Board, and the limitation on the removal of directors, the Amendment will tend to perpetuate present management. The Board also believes that the Amendment (i) will significantly reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board without the support of the incumbent Board, and (ii) will have significant effects on the ability of the Company's stockholders to cause immediate changes in the composition of the Board and otherwise to exercise their voting power to affect the composition of the Board.

     In addition, since the Amendment is designed to discourage accumulations of large blocks of Common Stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the Amendment could tend to reduce any temporary fluctuations in the market price of the Common Stock that
are caused by such accumulations.   Accordingly, stockholders could be deprived
of certain opportunities to sell their stock at a higher market price. Because the Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, a classified board may tend to discourage certain tender offers that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. The Amendment will also make it more difficult for the Company's stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable based on the performance of directors and the Company.

     The Board of Directors is not generally aware of any pending or proposed takeover or change in control of the Company.

Vote Required to Approve Amendments

     Under Delaware law, any amendment to a company's certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote thereon. As a result, the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Amendment. Abstentions and broker non-votes will not be considered a vote for the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE-YEAR TERMS BE APPROVED.

     It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the proposed amendment to the Company's Certificate of Incorporation unless otherwise instructed in such proxy.

                                 PROPOSAL THREE
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2001. Such firm has examined the financial statements of the Company since prior to the Company's initial public offering on February 13, 1998.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

     A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                             SOLICITATION OF PROXY

     The proxy accompanying this Proxy Statement is being solicited on behalf of the Company's Board of Directors. Officers, directors and certain employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Also, the Company has retained Morrow and Company, Inc., a proxy solicitation firm, to solicit proxies at an estimated cost of $20,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of Common Stock in their names or in the name of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all of the cost of solicitation of proxies.

                                 MISCELLANEOUS

     It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, the Board of Directors urge you to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your votes can be recorded.

                             STOCKHOLDER PROPOSALS

     The deadline for submission of stockholder proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2002 annual meeting of stockholders is January 5, 2002. Additionally, the Company must receive notice of any stockholder proposal to be submitted at the 2002 annual meeting of stockholders (but not required to be included in our proxy statement) by March 21, 2002, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

May 5, 2001

                                                                      Appendix A
                                                                      ----------

                            AUDIT COMMITTEE CHARTER
                            -----------------------
                          Statement of General Policy
                          ---------------------------

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; to review the independence of the outside auditors and the objectivity of the internal auditors and to review the adequacy and reliability of disclosures to stockholders.

The members of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers. The Committee shall comprise of a minimum of three members all of which are appointed by the Board on the recommendation of the Nominating Committee.

The Committee will meet at least twice a year with the Chief Financial Officer, the Director of Internal Audit and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee.

The Committee recognizes that management, internal auditors, and the outside auditors have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements, internal controls or any professional certification as to the outside auditors' work.

In carrying out its oversight role, the Committee shall have the authority to retain special legal, accounting or other consultants at its discretion and at the Company's expense without permission of the Board or management.

The Committee is responsible for conducting the following recurring activities:

1. Review and reassess the adequacy of the Charter annually. At any time, the Committee may recommend amendments to this charter and submit amendments for Board approval.

2. Review and discuss the annual audited and quarterly unaudited financial statements with management and the outside auditors. Discuss with the outside auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented.

3. Recommend to the Board whether to include the audited financial statements in the Company's Form 10-K.

4. Review the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

5. Review significant changes in the Company's policies related to risk management, internal controls, accounting and financial reporting and ethical behavior of employees.

6. Review internal reports to remain appraised of material financial exposures and management actions to address issues related to:

     . Internal audit activities and internal and outside auditors' evaluation of internal control;

     .    Exposures, uninsured risks, insurance coverages and premiums;

     . Compliance with Company policies, including the Code of Ethics and Business Conduct, and with federal and state laws;

     . Legal actions brought against the Company and any liabilities and contingencies, which would jeopardize its financial condition.

7. Select and evaluate the outside auditors' performance and where appropriate, replace the outside auditors subject to approval by the Board and ratified by the stockholders; and review the appointment and replacement of the Director of Internal Audit.

8.   Confirm annually the outside auditors independence from the Company.

9. Review with the outside auditors' the scope of their examination for the succeeding year subsequent to the close of the current year.

10.  Approve fees charged by the outside auditors.

11.  Report minutes of the Audit Committee meetings to the full Board.

12. Review the Company's activities with respect to minimizing any adverse environmental impact of its operations, products and product packaging.

                                                                      Appendix B
                                                                      ----------

                    AMENDMENT TO ARTICLE V OF THE COMPANY'S
                    ---------------------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

Section 1. Number of Directors. The number of directors of this Corporation shall be not less than three (3). The exact number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation, and may be increased or decreased as therein provided.

Section 2. Number and Classification of Directors.   The directors shall be
divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2002 Annual Meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2003 Annual Meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2004 Annual Meeting of stockholders. At each meeting of stockholders beginning in 2002, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next election of directors of such class by the stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next election of directors of such class by the stockholders.

                                                ________________________________
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE





-------------------------------------------------------------------------------


                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

            Proxy - Annual Meeting of Stockholders - June 20, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint Michael Dinkins and Richard Lyew, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held June 20, 2001, at 11:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

               (Continued and to be Completed on Reverse Side.)


-------------------------------------------------------------------------------

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                        Annual Meeting of Stockholders

                                 June 20, 2001


                    Please mark, your, date and return the
               proxy card promptly using the enclosed envelope.





              | Please Detach and Mail in the Envelope Provided |
-------------------------------------------------------------------------------
A [X]Please mark your
     votes as in this
     example.
                          WITHHOLD
                          AUTHORITY
                         to vote for
                FOR    nominees listed
                                        Nominees:  CLASS I
1. Election of  [ ]          [ ]                   -------
   Directors.                                      Peter D. Bewley
                                                   Lee H. Edelstein

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE       CLASS II
FOR AN INDIVIDUAL NOMINEE, WRITE THAT              --------
NOMINEES NAME IN THE SPACE PROVIDED BELOW.)        Randall J. Lewis
                                                   Shawkat Raslan

                                                   CLASS III
                                                   ---------
                                                   Michael Dinkins
                                                   Liam S. Donohue

2. Approve an Amendment to the Restated Certificate of Incorporation to provide for the classification of the Board of Directors.

                FOR      AGAINST      ABSTAIN

                [ ]        [ ]          [ ]

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

                [ ]        [ ]          [ ]


The Board of Directors recommends a vote "FOR" each Item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED AND AT THE DISCRETION OF THE PERSON NAMED IN THIS PROXY AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here _________________ (L.S.) _____________ Dated _______

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both partner must sign. Fiduclanes and corporate and other represantatives should to indicate when signing and when more than one named a majority should sign.